EXHIBIT 10.1

LICENSE and DEVELOPMENT AGREEMENT

 by and between

POZEN Inc.

and

DESITIN ARZNEIMITTEL GmbH

TABLE OF CONTENTS

1	Definitions	4

2	Grant of License	8

3	Trademark	9

4	Product Steering Committee (“SC”)	9

5	Development and Commercialisation of the Product	10

6	Manufacture and Supply of the Product	12

7	Marketing	13

8	Consideration; Licensing Fees and Milestone Payments	14

9	Payment Terms	15

10	Records and Reports	16

11	Infringement of Rights by Third Party	16

12	Infringement of Third Party Rights	17

13	Indemnification and Insurance	18

14	Improvements and Patents	19

15	Regulatory	20

16	Term and Termination	20

17	Consequences of Termination	21

18	Confidentiality	22

19	Representations and Warranties	23

20	Force Majeure	24

21	Notices	24

22	Assignment	25

23	Dispute Resolution	25

24	General Provisions	26

25	Signatures	26

LIST OF APPENDICES

LICENSE & DEVELOPMENT AGREEMENT

THIS LICENSE & DEVELOPMENT AGREEMENT is entered into on this 7th  day of May 2012, by and between

1.	POZEN Inc., a company incorporated and existing under the laws of Delaware whose registered office is at 1414 Raleigh Road, Suite 400, Chapel Hill, NC, U.S.A. (“POZEN”);

and

2.	DESITIN Arzneimittel GmbH, a company incorporated and existing under the laws of Germany whose registered office is at Weg beim Jaeger 214, 22335 Hamburg, Germany (“DESITIN”);

Each also referred to as “Party” or together as “Parties”.

RECITALS

A.
POZEN is, amongst others, active in the research and development of pharmaceutical products and has developed a pharmaceutical product containing sumatriptan and naproxen for the treatment of migraine.

B.
DESITIN specializes in the manufacture, marketing and sale of branded pharmaceuticals, in particular CNS related products, in the Territory and desires to enter into a contractual relationship with POZEN to develop, obtain regulatory approval and commercialize the Product (as herein defined) in the Territory.

C.	The Parties hereby enter into the Agreement on the terms and conditions as stipulated herein below.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Definitions
As used in this Agreement, unless expressly otherwise stated or evident in the context, the following terms shall have the meanings defined below. The singular (where appropriate) shall include the plural and vice versa and references to Appendices and Clauses shall mean appendices and clauses of this Agreement.

1.1
Affiliate shall mean any firm, person or company which controls, is controlled by or is under common control with a Party to this Agreement and, for the purpose of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such firm, person or company, whether through the ownership of voting securities, by contract or otherwise, or the ownership either directly or indirectly of 50% or more of the voting securities of such firm, person or company;

1.2	Agreement shall mean this License and Development Agreement and the appendices hereto;

1.3	Business Day shall mean any day other than Saturday or Sunday on which the banks in Frankfurt am Main are open for business;

1.4
cGMP shall mean current good manufacturing practices as set out under the European Directive 2003/94/EC and promulgated by the International Conference on Harmonization, as the same may be modified or amended from time to time;

1.5	Change of Control shall have the meaning as given to it in Clause 2.7;

1.6	Claims shall have the meaning as given to it in Clause 13.1.

1.7
Clinical Trial Materials shall mean the Product to be used by DESITIN in connection with the development and registration process in the Territory; for the avoidance of doubt Clinical Trial Materials shall exclude all packaging and blinding thereof;

1.8	Commercialization Plan shall have the meaning as given to it in Clause 7.1;

1.9	Committee Members shall have the meaning as given to it in Clause 4.1;

1.10	Concerned Member State (CMS) shall mean the territory of the CMS Authority;

1.11
Concerned Member State Authority (CMS Authority) shall mean the Regulatory Authority in whose territory a clinical trial of the Product is being conducted or is involved in the registration of a Product in the European Union under Mutual Recognition Procedure (MRP) or Decentralized Procedure (DCP) which is not the Regulatory Authority in the Reference Member State (RMS);

1.12
Confidential Information shall mean any scientific, technical, formulation, process, manufacturing, clinical, non-clinical, regulatory, marketing, financial or commercial information or data relating to the business, projects or products of either Party and provided by one Party to the other by written, oral, electronic or other means including information or data communicated by one Party to the other Party pursuant to this Agreement or the Confidential Disclosure Agreement executed by and between the Parties dated ***;

1.13
Control means, with respect to a particular Intellectual Property Right, the possession of the ability to grant a license or sublicense as provided for herein under or with respect to such Intellectual Property Right without violating the terms of any agreement or other arrangement with any Third Party;

1.14
Cost of Goods Manufactured shall mean costs to produce Clinical Trial Materials and/or commercial supplies of Product to the extent that such costs would ordinarily be included as a Cost of Goods sold in accordance with U.S. generally accepted accounting principles, including: the direct and indirect cost of any raw materials, packaging materials and labor (including benefits) utilized in such manufacturing (including formulation, filling, finishing, quality control and stability testing, labeling and packaging, as applicable);

1.15
Data shall mean (a) written materials and information concerning the Product, including copies, or summaries, of materials prepared for submission to the Regulatory Authorities concerning the Product or its labeling; (b) such clinical data and documentation in respect of the Product generated by research and trials of the Product ; and (c) safety information in respect of the Product, each of which is owned or Controlled by a Party or its Affiliates or, in the case of DESITIN, its permitted sublicensees;

1.16	Decentralized Procedure (DCP) shall mean the procedure whereby a company applies for Marketing Authorisation simultaneously in all the required member states of the European Union (EU);

1.17	DESITIN shall have the meaning as given to it in Clause 2 of the recitals of this Agreement;

1.18
DESITIN`s Net Sales shall mean the gross price billed by DESITIN or its Affiliates or its sublicensees to independent parties for sales of the Product less (i) customary cash and credit discounts (other than mandatory rebates) provided that such deductions under this subclause (i) shall not exceed in average during a calendar year ***% of the gross amount invoice of the Product in the Territory; (ii) allowances given to customers for normal returns and recalls; (iii) mandatory rebates or any other measures with like effect imposed by operation of law, by any Regulatory Authority, which mandatory rebate is currently ***% in Germany; (iv) rebates granted to managed healthcare organizations or to federal, state or local governments, their agencies, purchasers and reimbursers or to trade customers; (v) tax, tariff or custom duties or other duties or governmental charges (except for income tax) levied on the sale, transportation, import or delivery of the Product; (vi) freight, shipping and insurance costs relating to the Product or (vii) retroactive price reductions.  Notwithstanding the foregoing, Net Sales of Product reported by DESITIN to POZEN will be the same as the Net Sales of Product reported internally within DESITIN, in conformance with internationally acceptable accounting standards;

1.19	DESITIN Parties shall have the meaning as given to it in Clause 13.1;

1.20	Dossier shall mean the dossier of information and data filed, or to be filed with any Regulatory Authority in relation with the Application for Marketing Authorisation in the Territory.

1.21	Effective Date shall mean the date of this Agreement;

1.22	EU 5 shall mean collectively, ***;

1.23	Field shall mean prescription therapeutics for the treatment of all human diseases and conditions;

1.24	Force Majeure shall mean in relation to either Party any circumstances beyond the reasonable control of that Party;

1.25	ICC Rules shall have the meaning as given to it in Clause 23.2.

1.26
Improvement shall mean any discovery, development, invention, enhancement or modification, patentable or otherwise, relating to the Product in the Territory owned or Controlled by a Party, its Affiliates or, in the case of Desitin its permitted sublicensees during the Term, including any modification or enhancement in the method of formulation, dosage strains, analytical methodology, ingredients, preparation, presentation, means of delivery or administration, indication, use or packaging of the Product, excluding, for the avoidance of doubt, Data and Manufacturing Know How;

1.27
Intellectual Property Rights shall mean patents, trademarks, service marks, logos, trade names, rights and designs, copyright, utility models, rights and know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for registration and all rights or forms of protection having equivalent or similar effect anywhere in the world;

1.28	Key Countries shall mean the ***, together with *** and ***;

1.29	Launch means the commencement of commercial sale of the Product in the respective country of the Territory after receipt of Marketing Authorisation in that country of the Territory;

1.30
Licensed Know-How shall mean all information, techniques, data, technical information, (including toxicological, pharmaceutical, clinical, non-clinical and medical data, health registration data and marketing data), including without limitation Data, and Manufacturing Know-How, owned or Controlled by POZEN during the Term and reasonably necessary to use, make or have made, distribute, sell, or offer for sale the Product in the Territory whether in written, electronic or other form. As of the Effective Date, the Licensed Know How consists of the know how set forth on Appendix 1 to this Agreement;

1.31
Licensed Patents shall mean all patent rights owned or Controlled by POZEN during the Term and reasonably necessary to use, make or have made, distribute, sell or offer for sale the Product in the Territory. As of the Effective Date, the Licensed Patents consist of those Patents set forth on Appendix 2 to this Agreement. For purposes of this Agreement, “patent rights” shall mean patents or patent applications and utility models; and any divisionals, continuations, substitutions, continuations-in-part, extensions, renewals, re-examinations or reissues of such patents or applications or utility models, as applicable, in each case, in the Territory;

1.32	Licensed Technology shall mean the Licensed Know How and the Licensed Patents and any Improvements thereto;

1.33
Manufacturing Know-How shall mean any and all of the following, to the extent both (a) owned or Controlled by a Party  or any of its Affiliates  and, in the case of DESITIN, its permitted sublicensees during the Term and (b) related to the Products: methods of manufacturing, production and test methods, procedures and batch records, manufacturing and testing summary data, process and assay validation information, and any other information, procedures, instructions, techniques, data, technical information (including regulatory) related to manufacturing, formulation development, manufacturing process development and scale-up,  product testing, product release, quality assurance activities, or stability tests of the Product;

1.34
Marketing Authorization shall mean the grant of all necessary permits, authorizations, licenses and approvals (or waivers) from any Regulatory Authority required for the research, development, manufacture, promotion, storage, import, export, transport, marketing, sale or use of the Product in the Territory;

1.35	Other Territories shall mean the world except for the Territory;

1.36	Party shall have the meaning as given to it in the Preamble;

1.37	POZEN shall have the meaning as given to it in Clause 1 of the recitals to this Agreement;

1.38	POZEN Parties shall have the meaning as given to it in Clause 13.2;

1.39	Product shall mean any product combining naproxen, its salts and esters, and not more than the equivalent of *** mg of the *** sumatriptan as sumatriptan and its salts, in any oral formulation;

1.40	ProfitablePrice shall have the meaning as given to it in Clause 5.7.

1.41
Reasonable Commercial Efforts shall mean commercial and scientific efforts consistent with normal business practices and effort used by a Party in connection with other products of similar market size or importance which such Party intends to develop and launch or has launched and sold in the relevant Territory, or in the absence of any such similar products, then such efforts shall be assessed by reference to good business practice in the light of all the circumstances;

1.42
Reference Member State (RMS) shall mean the member state of the European Union which evaluates the Dossier submitted to obtain Marketing Authorization for the Product and prepares the assessment report on behalf of the Concerned Member States (CMS) in Mutual Recognition Procedure (MRP) and Decentralized Procedure (DCP);

1.43
Regulatory Authority shall mean any and all governmental and regulatory bodies, agencies, departments or entities, whether or not located in the Territory, which regulate, direct or control commerce in or with the Territory, including any competent agency, body or entity from time to time responsible for granting Marketing Authorizations;

1.44	Remedies shall have the meaning as given to it in Clause 11.1;

1.45	Royalty shall have the meaning as given to it in Clause 8.2;

1.46	Samples shall mean certain quantities of the Product to be used in the Territory for advertising and marketing purposes only, any sale being strictly prohibited;

1.47	Term shall have the meaning set forth in Clause 16.1;

1.48	Terminated Country shall mean a country of the Territory with respect to which DESITIN has terminated its license rights under this Agreement pursuant to Clause 5.4 or Clause 5.8;

1.49
Territory shall mean the countries of the European Union (defined below and constituted as of the Effective Date) plus Norway and Switzerland, to the extent not otherwise included in the European Union.  The countries of the European Union as of the Effective Date are as follows:

Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom;

1.50	Third Party shall mean any person or entity who or which are neither a Party nor an Affiliate of a Party;

1.51	Third Party Action shall have the meaning as given to it in Clause 12.1

1.52
Trademark or Trademarks shall mean the trademark(s) selected and registered by DESITIN and used by DESITIN in the commercialization the Product in the Territory. For the avoidance of doubt, “Trademark” does not include the trademark DESITIN™ and any other related trademark or service mark (whether registered or unregistered) containing the word “DESITIN”;

2.	Grant of License

2.1	Subject to the terms of this Agreement, POZEN hereby grants to DESITIN and its Affiliates during the Term:

(a)	an exclusive royalty-bearing license under the Licensed Technology to develop, use, distribute, sell, offer for sale, and import the Product in the Field and in the Territory.

(b)	a non-exclusive, royalty-bearing license under the Licensed Technology to make and have made the Product in the Field worldwide except for the United States.

2.2
The term “exclusive” for the purposes of Clause 2.1 means to the exclusion of all others, including POZEN and its Affiliates, except to the extent necessary to enable POZEN to perform its obligations under this Agreement.

2.3	DESITIN and its Affiliates shall have the right to sub-license all or any of the rights licensed under this Agreement to any Third Party, provided that DESITIN shall:

(a)
provide POZEN with a copy of such sub-license agreement with any Third Party promptly after the execution of any sub-license covering any part of the Territory, which sub-license agreement is consistent with the terms of this Agreement insofar as they are applicable, but excluding the right to grant a sublicense, and contains terms that are no less restrictive than those contained in this Agreement on audit, inspection, and confidentiality;

(b)
seek POZEN’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided that POZEN may request adequate background and other information on the proposed sub-licensee and if DESITIN is unable to reasonably satisfy POZEN as to such background and other information or that POZEN will continue to receive the economic benefit of its bargain as if DESITIN were continuing to market and promote the Product under this Agreement, POZEN may withhold its consent; and

(c)
DESITIN shall be liable to POZEN for acts or omissions of any Affiliate or permitted sub-licensee and shall solely be responsible for any claim made by any Affiliate or permitted sub-licensee against POZEN; provided that in each case, such claims do not arise from any act or omission of the POZEN Parties.

2.4
Except to the extent not otherwise owned by POZEN pursuant to Clause 14 hereof, POZEN shall have a perpetual, royalty-free, exclusive (except to the extent that DESITIN and its Affiliates shall retain all rights required to practice the licenses under Clause 2.1 hereof) license, with the right to sublicense without DESITIN’s consent, to use the Data, Dossier and Manufacturing Know How of DESITIN in the Other Territories and in any Terminated Country during the Term and following any expiration or termination of this Agreement; provided, however, that *** the Data, Dossier and Manufacturing Know How *** to *** for *** any *** until *** of *** under Clause *** in *** nor *** the *** to do so.

2.5
Notwithstanding anything in this Agreement to the contrary, POZEN shall, as between the Parties, retain the exclusive right to develop, register, import, export, use, and sell the Product for all fields of use outside the Territory.

2.6
During the Term and as long as DESITIN’s rights under Clause 2.1(a) above remain exclusive, POZEN shall not develop, market, register, sell or otherwise commercialize, nor license or grant rights to a Third Party to develop, market, register, sell or otherwise commercialize any product in the Territory containing ***. Nothing in this Agreement shall be deemed to restrict POZEN from selling the Product or other products to Persons outside the Territory. POZEN shall not authorize purchasers or distributors in Other Territories to sell the Product in the Territory.

2.7
In the event an Affiliate of DESITIN ceases to be an Affiliate of DESITIN (a “Change of Control”), DESITIN and its Affiliates shall have the right to sub-license all or any of the rights licensed under this Agreement to such former Affiliate with the prior written consent of POZEN, which consent will not be unreasonably withheld or delayed.   DESITIN shall provide POZEN with a copy of such sub-license agreement with such former Affiliate promptly after the execution of any sub-license covering any part of the Territory, which sub-license agreement will be  consistent with the terms of this Agreement insofar as they are applicable, excluding the right of such former Affiliate to grant  sublicenses and shall contain terms no less restrictive than those contained in this Agreement on audit, inspection, and confidentiality.

3.	Trademark

3.1
DESITIN shall register and commercialize the Products in the Territory under the Trademark which shall be selected, registered and owned by DESITIN without prior consultation or approval by POZEN. DESITIN will be responsible for the filing, prosecution, maintenance and defense of all registrations of the Trademark in the Territory, including any costs associated therewith.

4.	Product Steering Committee (“SC”)

4.1
The Parties shall establish a SC consisting of four (4) individuals (“Committee Members”); two of whom shall be nominated by POZEN; and two of whom shall be nominated by DESITIN. The Committee Members may be replaced by written notice to the other Party and shall be appropriately qualified and experienced in order to make a meaningful contribution to SC meetings.

4.2
The purpose of the SC is to provide a forum for the Parties to share information on the ongoing research, development and commercialisation of the Product including monitoring progress of clinical studies, reviewing clinical trial programs, considering proposed marketing and promotional plans, reviewing competitor activity and discussing any regulatory, technical, quality assurance or safety issues in relation to the Product.

4.3
Not less than *** days prior to each scheduled meeting of the SC, each Party shall provide the other Party with a written report summarizing any Data, Manufacturing Know-How or Improvements which such Party has generated or acquired subsequent to the prior meeting of the SC. All such information shall be considered Confidential Information of the disclosing Party. The receiving Party may request, and the reporting Party shall promptly provide, a report or other supporting documentation relating to any such Data, Manufacturing Know-How or Improvement, each in the customary format in which it is maintained by the reporting Party.  In addition, DESITIN shall provide POZEN with a current copy of the Dossier of the RMS *** per calendar year, and a periodic safety update report and a current copy of Module 3 of the Dossier of the RMS in the customary format in which it is maintained by DESITIN *** per calendar year..

4.4
The SC shall meet as often as the Committee Members may determine, but in any event not less than *** per calendar year until approval of the first Marketing Authorisation and at least *** in the subsequent commercialisation period. Such meetings may take place electronically or in person. Either Party may request additional SC meetings insofar as it deems necessary for the development or commercialisation of the Product in the Territory. The Committee Members may invite individuals with special skills to attend meetings where it is considered to be relevant and appropriate. The quorum for SC meetings shall be two Committee Members, comprising one Committee Member from each Party. Each SC meeting shall be chaired by DESITIN. The Parties shall act in good faith and cooperate with one another in the development, marketing and commercialisation of the Product in the Territory. Each Party shall bear its own costs, charges and expenses incurred in connection with the meetings and activities of the SC.

5.	Development and Commercialisation of the Product

5.1
POZEN shall, within *** days from the date that POZEN receives payment from DESITIN pursuant to Section 8.1(a) below, deliver to DESITIN the Licensed Know-How as of the Effective Date, to the extent that POZEN is legally and contractually permitted to do so, and as required for the development, regulatory approval, commercialisation or use of the Product in the Territory or the manufacture of the product worldwide in accordance with DESITIN’s rights granted pursuant to Clause 2.1(b) hereof.

5.2	Subject to Clause 5.3 and Clause 5.7 below, DESITIN shall, at its sole cost, use Reasonable Commercial Efforts (without being required to use all available resources) to

(a)	conduct a development program required to obtain Marketing Authorisation(s) in the Territory.

(b)	obtain Marketing Authorizations for the Product in the Key Countries.

(c)
obtain pricing and reimbursement approvals, where necessary, in any country of the Territory in which Marketing Authorizations for the Product are obtained; provided, however, that the Parties acknowledge that obtaining reimbursement status may not be achievable or commercially reasonable in each country of the Territory.

5.3
DESTIN shall conduct its activities hereunder in a lawful manner and in accordance with the well-established pharmaceutical product development and commercialization practices and the competition law applicable in each respective country in the Territory, and shall cause its employees, Affiliates and permitted sublicensees to do the same.

5.4	Notwithstanding DESITIN’s obligations under Clause 5.2 above,

(a)
DESITIN shall not be required to conduct any *** or *** trials in order to obtain Marketing Authorizations for the Product, except only for*** study*** study, and any study *** of Product manufactured by or on behalf of DESITIN *** provided by POZEN as set forth in Clause 6.1, provided that such studies are required by a competent Regulatory Authority.

(b)
If DESITIN *** Regulatory Authorities in a Key Country *** the DCP, which *** of the DCP, DESITIN will notify POZEN in writing not later than *** days prior to ***Dossier *** RMS *** the DCP, that it *** such Key Country *** DCP.  Such written notice shall include an analysis of DESITIN’s determination as to why *** such Key Country and a *** Marketing Authorization *** such Key Country. If DESITIN proposes a *** *** Marketing Authorization in such Key Country, such Key Country will ***a *** if DESITIN does not *** Marketing Authorization within the later of (i) *** days following grant of the Marketing Authorization in the RMS, (ii) completion of the variations to the Dossier required by the RMS as part of the initial approval process, or (iii) completion of type IB variations initiated by DESITIN within *** days of Day *** of the DCP. For the avoidance of doubt, the timelines and procedures described in this Clause 5.4(b) are based upon the regulatory guidelines and procedures applicable in the Territory as of the Effective Date.  The Parties acknowledge that such regulatory guidelines and/or procedures may change during the Term or be replaced with successor guidelines and/or procedures, or alternative procedures may become available during the Term which DESITIN may propose in writing to be pursued instead, in which case, the Parties agree to revise such timelines described herein accordingly.

(c)
The *** will be initiated by DESITIN’s application in the RMS for the assessment report under the *** Procedure as described in Procedural Advice on *** (Doc. Ref. CMDH/***) or any successor procedure then in effect.  Until the conclusion of the time period described in 5.4(b)(ii) above, POZEN agrees not to *** any *** under the *** with respect to such *** to any Third Party.

(d)
If, during the DCP, the RMS requires DESITIN to *** any *** in addition to those set forth in this Clause 5.3 in order to obtain Marketing Authorization through the DCP, DESITIN may, at its sole option, ***t such *** or *** the *** within *** days of its receipt of written notice specifying such requirement.  If, a CMS Authority requires DESITIN to *** any *** in addition to those set forth in this Clause 5.3 in order to obtain Marketing Authorization in the respective CMS, DESITIN may, at its sole option, *** such *** or *** with respect to such CMS within *** days of its receipt of written notice specifying such requirement, which CMS shall then be deemed to be a ***. DESITIN will notify POZEN within *** days of its receipt of notice of any such additional requirements by the RMS or a CMS Authority, as applicable.

5.5
Within *** days following DESITIN’s receipt of the Licensed Know How pursuant to Clause 5.1 above, DESITIN will submit a meeting request to a Regulatory Authority to obtain scientific advice on requirements for obtaining Marketing Authorization in the Territory. Such meeting request shall not include a request for a pre-submission meeting. The briefing document to be provided to the Regulatory Authority shall propose a *** study design substantially similar to that described in Appendix 5 hereto.

5.6
The Parties shall consult on an ongoing basis as to the preparation, filing, pursuit and maintenance of regulatory submissions under this Clause 5 and no such submission shall be made by DESITIN without POZEN’s prior written approval, not to be unreasonably withheld or delayed. DESITIN shall keep POZEN informed, in writing, of the status of its applications for Marketing Authorizations on a regular basis, and in any event no less frequently than once every *** months, and shall promptly notify POZEN in writing of any substantial change in the status of any Marketing Authorization or any substantive questions received from any Regulatory Authority in respect of such Marketing Authorizations. DESITIN shall provide copies of all Marketing Authorizations and evidence of regulatory approval, including, but not limited to, certificates of pharmaceutical product to POZEN at its request.

5.7
Prior to commencing the *** DESITIN will undertake an assessment of the profitability of the Product, including, but not limited to, the *** required in order for the Product to be ***, and the likelihood of achieving profitability in each Key Country.

5.8
DESITIN will be solely responsible for, and bear all costs and expenses associated with, the marketing and sale of the Product in the Territory.  Subject to this Clause 5.8, DESITIN will Launch the Product in each country of the Territory within *** days following the later of:

(a)	receipt of Marketing Authorization in such country;

(b)	receipt of any required reimbursement or pricing approvals in such country;

(c)
transfer of the Marketing Authorization in such country to an Affiliate or permitted sublicensee of DESITIN; provided, however, that such transfer is initiated with the Regulatory Authority in such country within *** days of receipt of Marketing Authorization in such country.

In the event that DESITIN *** or *** in a country of the Territory which *** the Product ***, DESITIN may, at its sole option, *** the Product in ***, or within *** days of its *** or *** to it pursuant to Clause 2.1 hereof with respect to ***, which *** shall then be deemed to be a ***.

5.9
To the extent permissible by law, DESITIN is prohibited from advertising, circulating price lists or otherwise soliciting orders for the Product, and from establishing or maintaining branches, sales offices or distribution depots, outside the Territory for the distribution of the Product. For the avoidance of doubt: Nothing in this Agreement shall prevent DESITIN, its Affiliates and permitted sublicensees from operating a website advertising the Product or from advertising the Product at an international trade fair, provided that DESITIN, its Affiliates and permitted sublicensees are targeting sale and distribution of the Product only in the Territory.

6.	Manufacture and Supply of the Product

6.1
Clinical Supply. DESITIN will assume all responsibility for Clinical Supply manufacture; provided, however, that POZEN shall, upon request by DESITIN and at DESITIN’s sole expense, coordinate the manufacture of one batch of bulk Clinical Trial Materials manufactured in accordance with cGMP by a supplier selected by POZEN.  DESITIN shall be responsible for the importation of the Clinical Trial Materials for which POZEN has arranged production, as well as for releasing, packaging and labeling such Clinical Trial Materials.

6.2
Commercial Supply.  DESITIN will assume all responsibility for all its or its Affiliates’ or permitted sublicensees’ activities related to the manufacture and supply of the Product for development and commercialization in the Territory, including, except as set forth in Clause 6.1 above, the production of Clinical Trial Materials and commercial supply. DESITIN shall use Reasonable Commercial Efforts to develop a commercial manufacturing process for the Products.

6.3	Packaging and Labeling. DESITIN shall be responsible, at its cost, for final packaging and labeling of Product in accordance with the requirements for each country of the Territory.

6.4	Manufacturing Agreement.

(a)
Upon request by POZEN at any time during the Term, DESITIN agrees to enter into good faith negotiations with POZEN or one or more of its other licensees in the Other Territories with respect to the commercial supply of bulk Product by DESITIN or a designee of DESITIN to POZEN or such licensees for sale in the Other Territories.  DESITIN or its designee will supply the Product for sale in the Other Territories at a price to be negotiated by the parties.

(b)	*** or its *** will be the *** or its *** with respect to *** and *** in the ***. The terms of such *** will be negotiated in good faith by the parties and will include the ***.

7.	Marketing

7.1
DESITIN’s and its Affiliates’ marketing and sale of the Product in the Territory will be conducted in accordance with an annual strategic and commercialization plan prepared by DESITIN in a format consistent with similar plans prepared by DESITIN for its other products (the “Commercialization Plan”). The Commercialization Plan will include a summary of the Launch, marketing and selling plans, and other commercial activities for the Product in each country of the Territory, including an approximate timeline for the Launch of the Product in each country of the Territory, and a financial forecast.  The initial Commercialization Plan will be provided to POZEN *** days following the first receipt of any required pricing and reimbursement approvals in a Key Country.  Thereafter, no later than *** of each year, DESITIN will provide POZEN with an updated Commercialization Plan for the upcoming year for the Territory, and an updated Commercialization Plan for each Key Country. Promptly following POZEN’s receipt of each Commercialization Plan, the Parties will meet (in person or by telephone) to discuss such Commercialization Plan. DESITIN will notify POZEN in advance of any material modification to the Commercialization Plan during a given calendar year in any country of the Territory in which DESITIN or an Affiliate of DESITIN is marketing the Product, and will promptly notify POZEN in the event that DESITIN becomes aware of a material modification to the Commercialization Plan made by a permitted sublicensee. Upon reasonable request by POZEN, DESITIN shall provide POZEN with copies of all promotional materials to be used in connection with the marketing and/or promotion of the Product in the Territory.

7.2
During the Term, DESITIN shall not, and shall ensure that its Affiliates and permitted sublicensees shall not, market, sell, promote or distribute the Product in the Other Territories. For the avoidance of doubt: nothing in this Agreement shall prevent DESITIN, its Affiliates or its permitted sublicensees from operating a website advertising the Product or from advertising the Product at an international trade fair, provided that DESITIN, its Affiliates or its permitted sublicensees are targeting sale and distribution of the Product only in the Territory.

7.3	DESITIN shall be free to set any price for the Product in the Territory subject to applicable pharmaceutical regulations.

7.4
Except to the extent permitted by law and as may be agreed in writing between the Parties, DESITIN shall not market, sell, promote or distribute the Product in the respective country in the Territory unless and until DESITIN obtains the appropriate Marketing Authorisations in respect of such Product in the respective country in the Territory.

8.	Consideration; Licensing Fees and Milestone Payments

8.1	As partial consideration for the licenses granted to DESITIN by POZEN under the terms of this Agreement, DESITIN will pay POZEN:

(a)	a nonrefundable license fee of U.S. $0.5 million within fifteen (15) days of the Effective Date;

(b)
a nonrefundable license fee of U.S. $*** upon DESITIN’s written notice to POZEN that DESITIN intends to initiate the development program required to obtain Marketing Authorization(s) in the Territory, which notice shall be provided within *** days following receipt by DESITIN of the final scientific advice letter describing requirements, if any, for a *** with the Product.  In the event that such written notice is not provided by ***,DESITIN shall be deemed to have terminated the Agreement pursuant to Clause 16.4 hereof.

(c)
a nonrefundable, milestone payment of U.S. $*** upon DESITIN’s written notice to POZEN that DESITIN intends to launch the Product in Germany, which notice shall be provided not later than *** days following receipt by DESITIN of pricing or reimbursement approval in Germany.

(d)
a nonrefundable, milestone payment of U.S. $*** upon DESITIN’s written notice to POZEN that DESITIN intends to launch the Product in any Key Country other than Germany, which notice shall be provided not later than *** days following receipt by DESITIN of pricing or reimbursement approval in such Key Country.

8.2
DESITIN shall pay POZEN royalties based on aggregate annual Net Sales of Product sold by DESITIN, its Affiliates and permitted sublicensees during a calendar year at the rates set forth below (“Royalty”):

(a)	***% of aggregate Net Sales of Product less than $*** ***;

(b)	***% of aggregate Net Sales of Product between $*** *** and $*** ***;

(c)	***% of aggregate annual Net Sales of Product between $*** *** and $*** *** inclusive, and

(d)	***% of aggregate annual Net Sales of Product over $*** ***.

For the avoidance of doubt, if for example in a calendar year aggregate Net Sales of Product equal $*** ***, the Royalty will be calculated as follows:

(i)	***% on Net Sales up to $***

(ii)	***% on Net Sales between $*** and $***

(iii)	*** % on Net Sales between $*** and $***

(iv)	***% on Net Sales between $*** and $***

8.3
In the event that a Third Party launches an oral product for the treatment and/or prevention of migraines containing sumatriptan and naproxen as the sole active ingredients in a country of the Territory, only *** percent (***%) of the Net Sales generated in such country will be accounted for purposes of calculating the royalty rates set forth in Clause 8.2 beginning in the calendar quarter following the launch of such product in such country and while such product is offered, sold, or marketed in such country.

8.4
Beginning on the *** anniversary of the *** Launch in a Key Country, if aggregate royalties due POZEN for the following *** months are less than $*** (excluding any reductions made in accordance with Clause 8.3 above), POZEN may, at its option, convert DESITIN’s exclusive license under the Licensed Technology granted under Clause 2.1(a) to a non-exclusive, royalty-bearing license in all countries of the Territory except Germany. The royalty rate payable by DESITIN on Net Sales of Product set forth in Clause 8.2 above shall not be reduced in the event that POZEN exercises its right to convert DESITIN’s exclusive license to a non-exclusive license as set forth in this Clause 8.4,.

8.5
Royalties will not be payable on sales realized by regional distributors or Third Parties so long as such sales have been included in DESITIN’s Net Sales upon first sale or distribution to such regional distributors or Third Parties or are otherwise invoiced directly by DESITIN and as a result included in DESITIN’s Net Sales.

8.6
No Royalties shall accrue on the disposition of the Product as Samples (promotional or otherwise), donations or for clinical trials, provided that such level of sampling or donations are generally consistent with industry standards and in any event after expiry of *** months upon Launch does not exceed ***% of the standard unit volume of the Product in the Territory.

8.7	The obligation to pay a Royalty under Clause 8.1 for a Product shall continue throughout the Term.

9.	Payment Terms

9.1
DESITIN agrees to provide written reports to POZEN within *** days after the end of each calendar quarter covering all sales of the Product in the Field in the Territory by DESITIN, its Affiliates or permitted sublicensees for which invoices were sent during such calendar quarter, each such written report stating for the period in question: (i) for Product disposed of in the Territory by sale, the *** of Product, (ii) for Product disposed of in the Territory other than by sale, the ***, (iii) the *** of Product in the Territory and the *** of DESITIN’s Net Sales therefrom for such quarter and year-to-date DESITIN’s Net Sales; and (iv) the *** to POZEN for such quarter pursuant to Clause 8 on account of such DESITIN’s Net Sales. The information contained in each report under this Clause 9.1 shall be considered Confidential Information of DESITIN. Within *** days after the end of each calendar quarter, DESITIN shall make the payment due POZEN hereunder in United States Dollars for the calendar quarter covered by such report.

9.2
All amounts not paid to the other Party when due shall accrue interest daily at the lesser of an annual rate of (a) the sum of *** percent (***%) plus the annual prime rate of interest quoted in the Money Rates section retrieved from the on-line edition of The Wall Street Journal (at http://online.wsj.com), for the date on which payment was due, or (b) the highest rate permitted under applicable law.

9.3
All sums payable hereunder are expressed to be exclusive of VAT or other similar tax. Notwithstanding the foregoing, any income or other taxes on any monies payable to POZEN which DESITIN is required by law to pay or withhold on behalf of POZEN, shall be deducted by DESITIN from such monies due. DESITIN shall furnish POZEN with proof of such payments. Any such tax required to be paid or withheld shall be an expense borne solely by POZEN. DESITIN shall promptly provide POZEN with a certificate or other documentary evidence to enable POZEN to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by DESITIN. At POZEN’s request, DESITIN shall reasonably cooperate to support any claim by POZEN for such a refund or credit. The Parties will reasonably cooperate in completing and filing documents under the provisions of any applicable tax treaty or under any other applicable law, in order to enable DESITIN to make such payments to POZEN without any deduction for withholding.

10.	Records and Reports

10.1
During the Term, DESITIN shall, and shall procure that its Affiliates shall, keep at its normal place of business full, complete, accurate and up to date records and books of account recording DESITIN’s Net Sales sufficient to ascertain the Royalties payable under this Agreement.

10.2
Upon no less than *** Business Days’ notice from POZEN, DESITIN shall make such records and books of account available for audit at the respective normal place of business and during business hours to an independent public accountant nominated by POZEN and reasonably acceptable to DESITIN (but not more than once in any calendar year).

10.3
POZEN shall be solely responsible for its costs and expenses in making any such audit and inspection unless POZEN properly identifies a discrepancy in the Royalties paid in any calendar year from those properly payable under this Agreement for that calendar year of greater than ***%, in which event DESITIN shall pay POZEN’s reasonable cost incurred in connection with the audit and inspection, and promptly make good the deficit in the Royalty payments. Upon the expiration of *** months from the end of any calendar year the calculation of Royalties payable with respect to such year shall be binding and conclusive, and DESITIN, its Affiliates and its permitted sublicensees shall be released from any liability or accountability with respect to Royalties for such year.

10.4
All information disclosed by DESITIN, its Affiliates or its permitted sublicensees pursuant to Clauses 10.1 through 10.3 shall be deemed Confidential Information of DESITIN, its Affiliates or its permitted sublicensees, as the case may be.

10.5
DESITIN shall advise POZEN of any legislation, rule, regulation or other law (including but not limited to any customs, tax, foreign exchange or foreign trade, antimonopoly, pharmaceutical products or intellectual property law) which is in effect or which may come into effect in the Territory after the date of this Agreement and which may affect the importation of the Products into the Territory or the use of the Products or the protection of the Licensed Technology as soon as DESITIN obtained notice thereof .

11.	Infringement of Rights by Third Party

11.1
POZEN shall have the first right, but not the obligation, to take action in respect of any infringement of the Licensed Technology in the Territory, including but not limited to, commencing any claim or proceedings for injunctive, compensatory or other remedies or relief (collectively “Remedies”) as may be necessary or desirable to prevent such infringement and preserve the Licensed Technology. DESITIN shall permit any such Remedies to be brought in its name if permitted or required by law. POZEN may compromise or settle any of the Remedies in its sole discretion, provided that, POZEN shall not make any settlement or compromise that adversely affects the interests of DESITIN in respect of the Product in the Territory without the prior consent of DESITIN, such consent not to be unreasonably withheld or delayed.

11.2
In the event that POZEN elects not to pursue any Remedies with respect to the Licensed Technology in the Territory within *** days after notice in writing from DESITIN requesting POZEN to do so, DESITIN shall have the right, but not the obligation, to pursue Remedies against such Third Party infringer, provided that:

(a)
DESITIN does not make any settlement or compromise that affects the interests of POZEN in the Product without the prior written consent of POZEN, such consent not to be unreasonably withheld or delayed; and

(b)
if POZEN has commenced negotiations with such Third Party for discontinuance of the infringement within such *** day period, POZEN shall have an additional *** *** day period to conclude its negotiations before DESITIN may pursue any Remedies under this Clause 11.2.

11.3	In the event that either Party pursues the Remedies under Clauses 11.1 or 11.2:

(a)
the other Party shall use all reasonable efforts to assist and cooperate with the Party pursuing such Remedies, including providing access to relevant materials, personnel, documents and other evidence; and

(b)	each Party shall bear its own costs and expenses relating to its pursuit of Remedies or in providing assistance and cooperation; and

(c)	any damages or other amounts awarded to either Party shall be distributed as follows:

(i)	to the Party that pursued the Remedies, to cover its legal costs and expenses incurred; and then

(ii)	to the other Party, to cover its legal costs and expenses, if any, relating to the pursuit of such Remedies; and then

(iii)
any remaining amount, after the deductions set out above shall be retained by DESITIN, except that POZEN shall receive a portion equivalent to the Royalties it would have received under this Agreement if such remaining amount were deemed DESITIN’s Net Sales.

12.	Infringement of Third Party Rights

12.1
In the event that a Third Party institutes or threatens to institute a patent, trade secret or other infringement proceeding against either Party or its Affiliates or, in case of DESITIN, its permitted sublicensees, during the Term, alleging that its or their manufacture worldwide or its or their use or sale of the Product in the Territory infringes the Third Party’s Intellectual Property Rights (a “Third Party Action”), each Party shall promptly notify the other of the Third Party Action with such details as it has in its possession and the Parties shall promptly convene a meeting of the SC to discuss the best way to respond.

12.2	Upon receipt of any such notice the SC shall discuss the potential infringement and to the extent necessary attempt to agree on a course of action. Such course of action may include:

(a)	obtaining an appropriate license from the Third Party;

(b)	contesting any claim or proceedings brought by the Third Party; or

(c)	bringing a declaratory judgment action against such Third Party.

12.3
POZEN shall have the first right but not the obligation, to take any action agreed upon by the Parties in respect of the Third Party Action. If within *** days the Parties fail to agree upon an appropriate course of action through discussions of the SC, POZEN may decide upon the course of action with respect to any Third Party Action and may commence such action or negotiate a license with such infringed Third Party.

12.4
Neither Party shall settle any Third Party Action relating to the Product if such settlement admits the invalidity or unenforceability of any of the Licensed Technology, except as agreed in writing between the Parties.

12.5
In the event that the SC determines that DESITIN is best positioned to commence any action in relation to or defense of the Third Party Action, DESITIN shall be entitled to credit up to ***% of any Third Party royalties incurred against any royalty payment otherwise payable to POZEN under this Agreement, provided, however, that in no event shall the royalty due POZEN be reduced by more than *** percent (***%). For the avoidance of doubt, all additional rights and remedies available to the DESITIN Parties pursuant to Clause 13.1 shall remain unaffected by the provisions of this Clause 12. In addition, in any such action which DESITIN commences as permitted by this Clause 12, DESITIN shall seek POZEN’s consent prior to concluding any settlement agreement, which consent can be withheld in its sole discretion.

12.6
In any such Third Party Action, the Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of any material developments in connection with any such claim, suit or proceeding, including providing access to relevant documents, material, personnel or other evidence.  A Party not leading a Third Party Action shall have the right to participate in such action using counsel of its choice at its own expense.  In any claim, suit or proceeding under this Clause 12, the Party leading such Third Party Action agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims.

13.	Indemnification and Insurance

13.1
POZEN shall defend, indemnify and hold harmless DESITIN, its Affiliates and its and their officers, directors, employees, agents and contractors (“DESITIN Parties”) from and against any and all claims, actions, demands, losses, damages, costs and reasonable expenses (including reasonable legal and expert fees) made or brought by Third Parties (“Claims”) arising from or in connection with:

(a)	the breach of the warranties given by POZEN under this Agreement, or

(b)	the negligence of POZEN Parties (as defined below) in the research, development, marketing, distribution, sale or use of the Product before the Effective Date both in or outside the Territory, or

(c)	the negligence of POZEN Parties in the research, development, marketing, distribution, sale or use of the Product following the Effective Date outside the Territory,

provided that, in each case, such Claims do not arise from the negligence or willful default of the DESITIN Parties.

13.2
DESITIN shall defend, indemnify and hold harmless POZEN, its Affiliates and its and their officers, directors, employees, agents and contractors (the “POZEN Parties”) from and against any and all Claims arising from or in connection with:

(a)	the development, marketing, distribution, sale or use of the Product in the Territory after the Effective Date;

(b)	the negligence by DESITIN Parties in relation to the development, marketing, distribution, sale or use of the Product in the Territory after the Effective Date; or

(c)	the breach of the warranties given by DESITIN under this Agreement,

provided that, in each case, such Claims do not arise from the negligence or willful default of the POZEN Parties. For the avoidance of doubt DESITIN shall in no event be liable for any claims arising from or in connection with the infringement of Third Party Rights, particularly patents, caused by the manufacture or composition of the Product in accordance with the terms of this Agreement.

13.3
Each Party shall promptly provide the other Party with copies of all papers and official documents received in respect of any Claims and shall cooperate as reasonably requested by the other Party in the defense of any Claims. The Party which is indemnifying the other Party hereunder shall have control of, and discretion in, the handling of the defense and/or settlement of any such Claim, including, without limitation, the selection of defense counsel; provided, however, that the indemnified Party may take any appropriate action necessary to preserve or avoid prejudice to its interests, or the interests of the indemnifying Party, in the event that (1) notice to the indemnifying Party cannot be given in sufficient time for such Party to take action, or (2) the indemnifying Party, after prompt notice and inquiry from the indemnified Party, fails to acknowledge its obligation to indemnify the indemnified Party under this Clause.  An indemnified Party will also be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with this Clause 13.3, in which case the indemnified Party will control the defense.

13.4
Each Party shall maintain, at its own cost, comprehensive product liability insurance and general commercial liability insurance adequate to cover their respective obligations under this Agreement in such amount as the Parties customarily maintain with respect to its other products and which is reasonable and customary in the pharmaceutical industry in their respective territories for companies of comparable size and activities. Each Party shall maintain such insurance policy for not less than *** years following the expiry or termination of this Agreement. A certificate of insurance and any other documentation necessary to prove compliance with this provision will be provided to the other Party upon request.

13.5
TO THE FULL EXTENT PERMITTED BY LAW, APART FROM THE FOREGOING WARRANTIES AND INDEMNITY OR SUCH WARRANTIES OR INDEMNITY AS MAY BE CONTAINED WITHIN THE MANUFACTURING AGREEMENT, NEITHER PARTY MAKES ANY ADDITIONAL REPRESENTATIONS OR WARRANTIES AND HEREBY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS, AND LIABILITIES, WHETHER EXPRESS OR IMPLIED, ARISING FROM CONTRACT OR TORT (EXCEPT FRAUD), IMPOSED BY STATUTE OR OTHERWISE, RELATING TO THE PRODUCTS AND/OR ANY LICENSED TECHNOLOGY, INCLUDING ANY WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR PURPOSE, CORRESPONDENCE WITH DESCRIPTION, OR NON-INFRINGEMENT.

13.6	IN NO EVENT WILL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING ANY LOSS OF PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.	Improvements and Patents

14.1
All right, title and interest in any Intellectual Property Right excluding the Trademark created, generated or arising in connection with the Product and any Improvement thereof, whether invented solely by POZEN, DESITIN or jointly by the Parties, shall be solely owned by POZEN.

14.2
Each Party shall promptly disclose to the other any Improvements developed during the Term, and all such Improvements shall be deemed to the fullest extent possible to be works made for hire exclusively for POZEN, with POZEN having sole ownership of such Improvements and the sole right to obtain and to hold in its own name patents, copyrights, or such other protection as POZEN may deem appropriate to the subject matter, and any extensions or renewals thereof (though POZEN is under no obligation to file any patent application, secure or maintain any patent or register any copyright). To the extent DESITIN or its Affiliates nonetheless maintain any rights in and to any Improvements, DESITIN and its Affiliates hereby assigns, cede and grant to POZEN all rights to possession of, and all right, title, and interest, including all patents and copyrights and the right to prepare and exploit derivative works, in such Improvements. DESITIN agrees to give POZEN or any person designated by POZEN at POZEN’s expense, all assistance reasonably required to perfect the rights hereinabove defined, including the execution of documents and assistance or cooperation in legal proceedings.

14.3
POZEN shall, at its sole cost and expense, using patent attorneys of its choice, use Reasonable Commercial Efforts to file, prosecute and maintain the Licensed Patents, patent obligations and other Intellectual Property Rights related to the Licensed Technology in the Territory. Any costs relating to the filing of these Intellectual Property Rights in the Territory shall be borne by POZEN.

14.4	DESITIN shall, at its sole cost and expense, using trademark attorneys of its choice, use Reasonable Commercial Efforts to file, prosecute, maintain and enforce the Trademark in the Territory.

15.	Regulatory

15.1
DESITIN shall, at its sole cost, use Reasonable Commercial Efforts (without being required to use all available resources) to prepare, file, prosecute and maintain the Marketing Authorizations and other permits required for the commercialization of the Product in the Territory.

15.2	Each Marketing Authorization will be registered in DESITIN’s name or in the name of DESITIN’s Affiliates or permitted sublicensees of DESITIN.

16.	Term and Termination

16.1	The term of this Agreement will continue on a country-by-country basis until fifteen (15) years after the Launch in such country (the “Term”).

16.2	Either Party shall be entitled to terminate the Agreement in its entirety if:

(a)
the other Party commits a material breach under this Agreement and in the case of a breach which is capable of remedy fails to remedy it within sixty (60) days of receipt of notice from the first Party of such breach and of its intention to exercise its rights under this Clause;

(b)
the other Party enters into insolvency or bankruptcy or is unable to pay its debts as they fall due, or a trustee or receiver or the equivalent is appointed to the other Party, or proceedings are instituted against the other Party relating to dissolution, liquidation, winding up, bankruptcy, insolvency or the relief of creditors, if such proceedings are not terminated or discharged within sixty (60) days;

(c)	in the event of Force Majeure in accordance with Clause 20.2 below;

16.3	DESITIN shall be entitled to terminate this Agreement in part in accordance with Clauses 5.4 and 5.8 hereof.

16.4	DESITIN shall be entitled to terminate this Agreement in its entirety for any reason upon ninety (90) days’ prior written notice to POZEN.

16.5	POZEN shall be entitled to terminate this Agreement with thirty (30) days written notice without any damage, legal redress or compensation due to DESITIN in case:

(a)
DESITIN takes any act or step impairing the Intellectual Property Rights of POZEN or does anything that might otherwise adversely affect the Intellectual Property rights of POZEN (whether DESITIN’s act or challenge of POZEN’s rights is in good faith) and, if the act or step is capable of remedy, fails to remedy it within sixty (60) days of receipt of notice from POZEN of such act or step and of its intention to exercise its rights under this Clause 16.5; or

(b)	DESITIN ceases to carry on business in the marketing of pharmaceutical products in the Territory.

17.	Consequences of Termination

17.1
On expiration of the Term in a country of the Territory according to Clause 16.1, DESITIN and its Affiliates shall have and maintain an irrevocable, perpetual, royalty-free, fully paid-up and sub-licensable license to practice the rights granted in Clause 2.1 hereinabove in the respective country of the Territory.

17.2
On termination of the Agreement in whole or in part for any reason whatsoever (except for a valid termination by DESITIN pursuant to Clause 16.2), the License granted under this Agreement shall cease and DESITIN shall, and shall procure that its Affiliates and permitted  sublicensees shall:

(a)	Cease to carry out any of the activities permitted by this Agreement (or any relevant sub-license agreement) and cease to use or exploit in any way the Licensed Technology;

(b)	Refrain from using the Trademark; and

(c)	Continue to treat the Licensed Know-how and any other information provided by POZEN as secret and confidential according to Clause 18 hereof.

17.3	In addition, on termination of the Agreement by POZEN pursuant to Clauses 16.2 or 16.5, or by DESITIN pursuant to Clause 16.4, DESITIN shall

(a)
grant to POZEN a perpetual, royalty free license, with a right to sublicense, to use the Trademark in connection with subsequent commercialization of the Product in the Territory or outside the Territory by or on behalf of POZEN; provided, however, that such license shall not include a right for POZEN to use the word DESITIN in any subsequent commercialization of the Product in the Territory.

(b)
promptly assign and surrender to POZEN all Marketing Authorizations for the Product and all pending regulatory filings. DESITIN will take all actions reasonably necessary to timely effect the transfer of each such item to POZEN, including, without limitation, by making such filings as may be required with Regulatory Authorities and other governmental authorities in the Territory that may be necessary to record such assignment or effect such transfer.

(c)
assign to POZEN, at POZEN’s request, DESITIN’s rights in any or all Third Party agreements for licenses, services or supplies necessary for the development, manufacture or commercialization of the Product, and POZEN will assume all of DESITIN’s obligations under any such assigned contract from the date of assignment.  DESITIN will act in good faith to assist POZEN to cause such Third Parties with which DESITIN has on-going arrangements that are necessary or useful to the development, manufacture, and commercialization of the Product, but which are not assignable or otherwise transferable to POZEN, to enter into similar arrangements with POZEN, at rates or on terms no less favorable to POZEN than those extended to DESITIN

(d)
pursuant to a supply agreement to be negotiated in good faith by the Parties, supply POZEN, for use in the Territory, with Product until the earlier of:  (A) *** years after the effective date of termination; or (B) establishment by POZEN of an alternative supply for the Product on commercially reasonable terms.  DESITIN will supply Product to POZEN at a price equal to DESITIN’s Cost of Goods Manufactured.

17.4	In addition, on termination of the Agreement in part by DESITIN pursuant to Clause 16.3 above, DESITIN shall, to the extent applicable:

(a)
Upon written notice by POZEN and *** of any *** by DESITIN to the Regulatory Authority in the Terminated Country for the submission of any Marketing Authorization, promptly assign and surrender to POZEN or its designee all Marketing Authorizations for the Product and all pending regulatory filings in the Terminated Country.  DESITIN will take all actions reasonably necessary to timely effect the transfer of each such item to POZEN or its designee, including, without limitation, by making such filings as may be required with Regulatory Authorities and other governmental authorities in the Terminated Country that may be necessary to record such assignment or effect such transfer.

(b)	supply POZEN with bulk Product in the Terminated Country pursuant to the provisions a manufacturing agreement to be negotiated in accordance with Clause 6.4 above.

17.5	If POZEN is in material breach of its obligations hereunder, then following the expiration of any applicable cure period described in Clause 16.2, DESITIN may elect to either:

(a)	terminate this Agreement in its entirety; or

(b)	elect to continue to exercise its rights under this Agreement, in which case, the rights and obligations of the Parties under this Agreement will remain in full force and effect.

17.6
DESITIN, its Affiliates and its permitted sublicensees shall be entitled to continue to sell existing stocks of the Product in the Territory for a period of no longer than *** months following the date of termination, provided that DESITIN pays POZEN any Royalty payments due in respect of such sales in accordance with the provisions of this Agreement.

17.7
The termination or expiry of this Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated in this Agreement to survive such termination or expiry.  Clauses 13, 17.4 and 18 shall survive any termination of this Agreement.

18.	Confidentiality

18.1
The Parties, their Affiliates and their respective employees, directors, officers, consultants and contractors shall keep and maintain as confidential any Confidential Information supplied by the other Party prior to the Effective Date or during the Term. The confidentiality and non-disclosure obligations contained in this Agreement shall not apply to the extent that such Confidential Information is:

(a)	at the time of disclosure by one Party to the other, in the public domain or otherwise publicly known;

(b)	after disclosure by one Party to the other becomes part of the public domain, other than by breach of any obligation of confidentiality;

(c)	information which the receiving Party can establish by documentary evidence was already in its possession at the time of receipt or was independently developed by the receiving Party; or

(d)	received from a Third Party who was lawfully entitled to disclose such information.

18.2	Notwithstanding Clause 18.1, the Party receiving Confidential Information may disclose such Confidential Information:

(a)
to governmental or other regulatory agencies in order to file patent applications or prosecute such applications to grant, provided that, the disclosure is limited to the extent reasonably required; provided that this sub-clause (a) shall only be applicable to Confidential Information of DESITIN received by POZEN as it relates to Licensed Technology; or

(b)
to government or other Regulatory Authorities in order to file or prosecute any applications for Marketing Authorizations or other permits reasonably required to research, develop, manufacture, use, distribute, sell or supply the Product, provided that the disclosure is limited to the extent reasonably required and is consistent with the rights of the Party under this Agreement; or

(c)
to the extent that such disclosure has been ordered by a court of law or directed by a governmental body or authority in an enforceable decision, provided that, the Confidential Information may be disclosed only to the extent so ordered or directed and wherever practicable, the Party that owns the Confidential Information has been given sufficient written notice in advance to enable it to seek protection or confidential treatment of such Confidential Information.

18.3
Neither Party shall disclose any information about this Agreement without the prior written consent of the other. However, the Parties intend to announce the execution and delivery of this Agreement promptly following such execution and delivery pursuant to the form of press release attached to this Agreement as Appendix 3. Consent shall not be required, however, for (a) disclosures to tax authorities or to bona fide potential sublicensees, to the extent required or contemplated by this Agreement, provided, that in connection with such disclosure, each Party agrees to use its  Reasonable Commercial Efforts to secure confidential treatment of such information; (b) disclosures of information for which written consent has previously been obtained, or (c) information which had previously been publicly disclosed, including pursuant to the press release described above. Each Party shall have the further right to disclose the terms of this Agreement as required by applicable law, including the rules and regulations promulgated by the U.S. Securities and Exchange Commission and/or the regulatory bodies/authorities governing securities issues in foreign jurisdictions and to disclose such information to stockholders or potential investors as is customary, provided the disclosing Party provides to the other Party, to the extent practicable, a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consults within a reasonable time in advance of the proposed disclosure with the other on the necessity for the disclosure and the text of the proposed release. Any copy of this Agreement to be filed with the U.S. Securities and Exchange Commission shall be redacted to the reasonable satisfaction of both Parties; provided, however, in the event that the U.S. Securities and Exchange Commission objects to the redaction of any portion of the Agreement after the initial submission, the filing Party shall inform the other Party of the objections and shall in good faith respond to the objections in an effort to limit the disclosure required by the U.S. Securities and Exchange Agreement, but in any event the filing Party shall be free to include any portions of the Agreement it deems necessary to respond to the objections in any future filings.

19.	Representations and Warranties

19.1	POZEN and DESITIN each warrant that, as of the Effective Date:

(a)	it is a company duly organized and existing and has the power and authority to enter into this Agreement;

(b)
it has obtained all corporate authorizations required to enter into and perform its obligations under this Agreement and, in the case of DESITIN, it has the ability to bind any of its Affiliates to which a license is granted pursuant to this Agreement;

(c)	there are no agreements between it and any Third Party that conflict with this Agreement;

(d)	no consent, approval, authorization or order of any court or governmental agency or body or Third Party is required for the execution and delivery by it of this Agreement;

(e)	it has all rights necessary to perform its obligations under this Agreement, including the grant of rights by POZEN hereunder; and

(f)	this Agreement is valid and binding obligation enforceable against it in accordance with its terms and conditions.

19.2	POZEN warrants that, as of the Effective Date:

(a)	*** POZEN’s knowledge*** the sale and use of the Product *** the *** of *** in the Territory and *** or *** for *** have been *** POZEN or its Affiliates with respect to the Product in the Territory;

(b)	*** POZEN’s knowledge, the manufacture of the Product does not ***he *** of *** and *** or *** have been *** *** POZEN or its Affiliates with respect to the manufacture of the Product ***;

(c)	*** POZEN’s knowledge, no Third Party is *** or *** any *** in the *** in the Territory or is *** or *** any of the *** in the Territory; and

(d)	Appendix 1 contains a true and complete list of the Licensed Know How.

19.3
DESITIN warrants that, as of the Effective Date, DESITIN has had the opportunity to review all data and information listed on Appendix 1 and to discuss such data and information, with employees of POZEN to the extent so requested by DESITIN.

20.	Force Majeure

20.1
Neither Party shall be entitled to terminate this Agreement or shall be liable to the other under this Agreement for loss or damages attributable to any Force Majeure, provided the Party affected shall give prompt notice thereof to the other Party. The Party giving such notice shall be excused from such of its obligations hereunder for so long as it continues to be affected by Force Majeure.

20.2
If such Force Majeure continues unabated for a period of at least *** days *** days, the Parties will meet to discuss in good faith what actions to take or what modifications should be made to this Agreement as a consequence of such Force Majeure in order to alleviate its consequences on the affected Party. If no agreement can be reached within *** calendar days, the non-affected Party may terminate this Agreement on written notice effective immediately.

21.	Notices

21.1
Any notice or other document given under this Agreement shall be in writing in the English language and shall be given by hand or sent by internationally recognized overnight courier, by fax transmission to the address of the receiving Party as set out in Clause 21.3 below unless a different address or fax number has been notified to the other in writing for this purpose.

21.2	Each such notice or document shall:

(a)	if given by hand, be deemed to have been given when delivered at the relevant address;

(b)	if sent by internationally recognized overnight courier, be deemed to have been given two (2) Business Days following delivery to such overnight courier; and

(c)
if sent by fax transmission, be deemed to have been given when transmitted provided that a confirmatory copy of such facsimile transmission shall have been given by hand or sent by internationally recognized overnight courier as set forth herein.

21.3	The address for services of notices and other documents on the Parties shall be:
To DESITIN		To POZEN
Name	Desitin Arzneimittel GmbH	Name	POZEN, Inc.
Attention	Dr. Martin Zentgraf	Attention	Elizabeth Cermak
Address	Weg beim Jänger 214	Address	1414 Raleigh Road
	22335 Hamburg, Germany		Suite 400
Chapel Hill, NC, USA
Fax	***	Fax	***
Email	***	Email	***

22.	Assignment

22.1
Neither Party shall assign any of its rights or obligations under this Agreement to a Third Party without the prior written consent of the other, such consent not to be unreasonably withheld, conditioned or delayed. POZEN may assign its rights and obligations under this Agreement, without the prior written consent of DESITIN, to any Third Party purchaser of all or substantially all of the assets or business to which this Agreement relates.

22.2
Either Party may at any time assign any of its rights under this Agreement to an Affiliate, provided however, that such Party remains fully liable for the performance of such Party’s obligations hereunder by such Affiliate; provided further that any rights assigned by DESITIN to an Affiliate shall be immediately reassigned to DESITIN or assigned to an Affiliate of DESITIN if the assignee ceases to be an Affiliate.

22.3	Either Party may at any time engage a contract research organization to manage any non-clinical or clinical studies required under or in connection with the Marketing Authorization process.

22.4	Any assignment in violation of this Clause 22 shall be null and void. This Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties hereto.

23.	Dispute Resolution

23.1
All disputes arising under this Agreement will be discussed first by the Parties.  Either Party may, by written notice to the other Party, have any dispute between the Parties remaining unresolved after *** days referred to their respective executive officers designated in Clause 21.3 or their designees for attempted resolution by good faith negotiations within *** *** days after such notice is received.

23.2
Any dispute that cannot be resolved pursuant to Clause23.1 shall be resolved by arbitration in accordance with the international arbitration rules of the International Chamber of Commerce (ICC) (“ICC Rules”, see www.iccwbo.org) . The arbitration shall be conducted in the English language in Zurich, Switzerland, by three arbitrators, one named by each party and the third appointed in accordance with the ICC rules.  The arbitrators shall decide the dispute in accordance with the law governing this Agreement. The award of the arbitrators may be entered in any court of competent jurisdiction.

24.	General Provisions

24.1
The relationship of POZEN and DESITIN established by this Agreement is of independent contractors, and nothing in this Agreement shall be construed: (1) to give either Party the power to direct or control the daily activities of the other Party, or (2) to constitute the Parties as principal and agent, partners, or otherwise as participants in a joint undertaking. POZEN shall have no obligation or authority, express or implied, to exercise any control whatsoever over the employees or the business affairs of DESITIN. Except as specifically provided in this Agreement, DESITIN shall have no power or authority to make or give any representation or warranty or to incur any liability or obligation, or to waive any right, on POZEN’s behalf.

24.2
Each of the Parties shall do execute and perform all such further acts, deeds documents and things as the other Party may reasonably require from time to time to give full effect to the terms of this Agreement.

24.3	Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

24.4
This Agreement, its schedules and the agreements contemplated herein set out the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement and supersede any heads of agreement which shall cease to have any further force or effect.

24.5	No variation of this Agreement, including this Clause 24.5, shall be valid unless it is in writing and signed by or on behalf of both Parties.

24.6
If and to the extent that any provision of this Agreement  is held to be illegal, void or unenforceable,  such provision shall be given no effect and shall be deemed not to be included in this Agreement  but without invalidating any of the remaining provisions of this Agreement.

24.7	This Agreement and the obligations of the Parties shall be governed by and construed in accordance with the substantive laws of the United Kingdom.

25.	Signatures

SIGNED for and by behalf of

DESITIN Arzneimittel GmbH	/s/ Dr. Martin Zentgraf	May 7, 2012
	Dr. Martin Zentgraf	Date
General Manager

/s/ Dr. Harald Jainta
	Dr. Harald Jainta	May 7, 2012
	Director Business Development	Date

SIGNED for and by behalf of

POZEN, INC.	/s/ Elizabeth Cermak	May 7, 2012
	Elizabeth Cermak	Date
Executive Vice President, Chief Commercial Officer

Appendix 1

Licensed KnowHow - CMC Documentation
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Appendix 2

LICENSED
PATENTS

1)	*** ***

2)	***

Appendix 3

Form of Press Release

FOR FURTHER INFORMATION:

Bill Hodges	Stephanie Bonestell

Chief Financial Officer	Manager, Investor Relations & Public Relations

(919) 913-1030	(919) 913-1030

POZEN ANNOUNCES LICENSING DEAL WITH DESITIN ARZNEIMITTEL GMBH

FOR MT 400 MIGRAINE TREATMENT IN 29 EUROPEAN COUNTRIES

Chapel Hill, N.C., May _, 2012 — POZEN Inc. (NASDAQ: POZN), a pharmaceutical company committed to transforming medicine that transforms lives, today announced that it has entered into a license agreement with Desitin Arzneimittel GmbH, for the development and commercialization of MT 400 for the 27 countries of the European Union, as well as Switzerland and Norway.  MT 400 is POZEN’s proprietary combination of sumatriptan and naproxen sodium, the first multiple mechanism triptan therapy for the treatment of migraine.  POZEN previously licensed rights of the same dosage strength of MT 400 to Cilag GmbH International, a division of Johnson & Johnson, for four Latin American countries. POZEN also licensed U.S.-only rights to MT 400 to GlaxoSmithKline, which markets a different dose of MT 400 known as Treximet® (sumatriptan and naproxen sodium).

Under the terms of the agreement, Desitin will be POZEN’s exclusive licensee for MT 400 in the licensed territory and will be responsible for the remaining clinical development, manufacturing, and commercialization of MT 400.

Desitin will make an initial upfront payment to POZEN, followed by milestone payments related to the development and launch of MT 400 in certain specified countries.  The pre-commercialization payments will total $3.0 million, $0.5 million of which is due on signing.  The agreement will expire on a country-by-country basis upon the 15th anniversary of the first commercial sale of MT 400 in each country, unless terminated earlier.  Desitin will pay POZEN a double digit royalty on net sales of MT 400 that increases based on annual sales volume.

“We are pleased to have reached an agreement with Desitin to develop and commercialize MT 400 in the EU, Switzerland and Norway,” said Liz Cermak, Executive Vice President and Chief Commercial Officer of POZEN.  “They have a strong European presence and history of success in marketing CNS products.  This is yet another important step in bringing this novel migraine product to the millions of migraine patients living outside of the United States.”

MT 400 has been proven to be superior to triptan monotherapy on multiple efficacy endpoints.  In a previously published Phase 2 clinical trial involving 972 patients, POZEN announced that MT 400, using a marketed triptan and an NSAID, provided a greater than 50 percent improvement for sustained pain relief over triptan monotherapy with a similar side effect profile. Sustained pain relief is defined as patients achieving pain relief within two hours of dosing and neither relapsing nor using rescue medicine over the next 22 hours.

About Migraine

Migraine afflicts between 10–12 percent of people, of which roughly three out of four migraine sufferers are women. Migraine attacks can last from 4 hours to 72 hours and are typically characterized by sharp pulsating pain on one side of the head, nausea, and extreme sensitivity to light and sound. While the precise mechanism of migraine is unknown, researchers believe migraine attacks are caused by acute inflammation surrounding selected vessels in the head. The average migraine sufferer experiences the first attack during the early teen years, and the attacks generally continue throughout adulthood.

About POZEN

POZEN Inc. is a progressive pharmaceutical company that is transforming how the healthcare industry addresses unmet medical needs.  By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained FDA approval of two self-invented products in two years.  Funded by these milestone/royalty streams, POZEN is now creating a portfolio of cost-effective, evidence based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

POZEN is currently seeking strategic partners to help maximize the opportunity for its portfolio assets.

The Company's common stock is traded under the symbol “POZN” on The NASDAQ Global Market.  For more detailed company information, including copies of this and other press releases, please visit www.pozen.com.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on current market data and research (including third party and POZEN sponsored market studies and reports), management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca for the sales and marketing of VIMOVO™; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended March 31, , 2012. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

# # #Appendix 4

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Appendix 5

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